EXHIBIT 8.3

Höegh LNG Partners LP 2 Reid Street Hamilton, HM 11, Bermuda

Oslo, 28 July 2014

Re:    Höegh LNG Partners LP Registration Statement on Form F-1

Ladies and Gentlemen:

The undersigned Advokatfirmaet Thommessen AS (“Thommessen”) is writing as Norwegian tax counsel to Höegh LNG Partners LP (the “Company”), a Marshall Islands limited partnership. You have provided us with a prospectus (the “Prospectus”), forming part of the Registration Statement on Form F-1, No. 333-197228 (the “Registration Statement”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. Consequently, we do not accept any responsibility whatsoever to any party in the event there are factual inaccuracies in these representations and statements that affect our opinion.

We are opining herein as to the effect on the subject transaction only of the income tax laws of the Kingdom of Norway, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Norwegian laws, foreign laws, the laws of any state or any other jurisdiction. We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Taxation of the Partnership – Norway Taxation” and “Non-United States Tax Consequences – Norway Tax Consequences” constitute the opinion of Thommessen with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. The wording of the discussion, upon which this opinion is based, is for the sake of good order, included as Appendix 1 to this letter. No opinion is expressed as to any matter not discussed therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Norwegian Tax Administration and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

You should be aware that the practices followed by the Norwegian Tax Administration are not well defined in all areas. Thommessen is therefore not able to guarantee that the Norwegian Tax Administration will concur with this opinion.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the captions “Taxation of the Partnership – Norway Taxation” and “Non-United States Tax Consequences – Norway Tax Consequences” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the common units. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours

Advokatfirmaet Thommessen AS

/s/ Henning Naas

Henning Naas

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Appendix 1

Norway Taxation

The following is a discussion of the material Norwegian tax consequences applicable to us, and, insofar as it contains legal conclusions based on the application of the taxation laws of the Kingdom of Norway to our particular factual circumstances, is the opinion of Advokatfirmaet Thommessen AS, our counsel as to taxation matters under the laws of the Kingdom of Norway. This discussion is based upon existing legislation and current tax authority practice as of the date of this prospectus. Changes in this legislation and practice may cause the tax consequences to vary substantially from the consequences described below. The following discussion does not purport to be a comprehensive description of all of the Norwegian tax considerations applicable to us.

As we do not have any Norwegian incorporated subsidiaries, there is no Norwegian taxation by virtue of being resident in Norway. We, our operating company, our joint ventures and our non-Norwegian incorporated subsidiaries do not contemplate to hold board meetings in Norway, to have a board consisting of a majority of Norwegian residents or to pass resolutions in any board with a majority of Norwegian resident directors.

Taxation of the Partnership and Non-Norwegian Incorporated Subsidiaries. As we are a partnership and do not expect to be managed and controlled within Norway nor carrying out business in Norway, we do not expect to be subject to taxation in Norway. While certain of our joint ventures and non-Norwegian incorporated subsidiaries will enter into agreements with Höegh Norway and Höegh LNG Management, Norwegian incorporated and resident companies, for the provision of certain management and administrative services, we believe that the terms of these agreements will not result in us, our operating company or any of our non-Norwegian incorporated subsidiaries being treated as being resident in the Norway or having a permanent establishment or carrying out business in Norway. As a consequence, we expect that neither our profits, the profits of our operating company or any of our joint ventures and non-Norwegian incorporated subsidiaries will be subject to Norwegian corporation tax. We do not currently anticipate that any of our joint ventures and non-Norwegian incorporated subsidiaries will be controlled or managed in Norway or have a permanent establishment or otherwise carry on business in Norway. Accordingly, we do not anticipate that any of our joint ventures and non-Norwegian incorporated subsidiaries will be subject to Norwegian corporation tax.

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Norway Tax Consequences

The following is a discussion of the material Norwegian tax consequences that may be relevant to prospective unitholders who are persons not resident in Norway for taxation purposes, which we refer to as “Non-Norwegian Holders” and is the opinion of Advokatfirmaet Thommessen AS, our counsel as to taxation matters under the laws of the Kingdom of Norway, insofar as it contains legal conclusions based on the application of the taxation laws of the Kingdom of Norway to our particular factual circumstances. Prospective unitholders who are resident in Norway for taxation purposes are urged to consult their own tax advisors regarding the potential Norwegian tax consequences to them of an investment in our common units. For this purpose, a company incorporated outside of Norway will be treated as resident in Norway in the event its central management and control is carried out in Norway.

Under the Tax Act on Income and Wealth, Non-Norwegian Holders will not be subject to any taxes in Norway on income or profits in respect of the acquisition, holding, disposition or redemption of the common units, provided that we are not treated as carrying on business in Norway, and the Non-Norwegian Holder is not engaged in a Norwegian trade or business to which the common units are effectively connected, or if the Non-Norwegian Holder is resident in a country that has an income tax treaty with Norway, such holder does not have a permanent establishment in Norway to which the common units are effectively connected.

We believe that we will be able to conduct our affairs so that Non-Norwegian Holders should not be subject to Norwegian tax on the acquisition, holding, disposition or redemption of the common units. However, this determination is dependent upon the facts existing at such time, including (but not limited to) the place where our board of directors meets and the place where our management makes decisions or takes certain actions affecting our business. Our Norwegian tax counsel has advised us regarding certain measures we can take to limit the risk

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that our business may be treated as managed from or carried on in Norway and has concluded that, provided we adopt these measures and otherwise conduct our affairs in a manner consistent with our Norwegian tax counsel’s advice, which we intend to do, our business should not be treated as managed from or carried on in Norway for taxation purposes, and consequently, Non-Norwegian Holders should not be subject to tax in Norway solely by reason of the acquisition, holding, disposition or redemption of their common units. Nonetheless, there is no legal authority addressing our specific circumstances, and conclusions in this area remain matters of interpretation. Thus, it is possible that the Norwegian taxation authority could challenge, or a court could disagree with, our position.

While we do not expect it to be the case, if the arrangements we propose to enter into result in our being considered to carry on business in Norway for the purposes of the Tax Act on Income and Wealth, unitholders would be considered to be carrying on business in Norway and would be required to file tax returns with the Norwegian Tax Administration and, subject to any relief provided in any relevant double taxation treaty (including, in the case of holders resident in the United States, the U.S.-Norway Tax Treaty), would be subject to taxation in Norway on any income considered to be attributable to the business carried on in Norway.

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